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                                                                 EXHIBIT 10.26.1
                            CONTRACT NO. 2002-2003-02
                                  AMENDMENT #2

THIS AMENDMENT, entered into between the State of Florida, Department of Elder Affairs hereinafter referred to as the "department," the Agency for Health Care Administration hereinafter referred to as the "agency," and Amerigroup Florida, Inc., hereinafter referred to as the "contractor," amends contract number 2002-2003-02.

It is the intent of the department and the agency to extend this contract for a period of six (6) months, through December 31, 2003. The statement of work and terms and conditions under which the contractual services will be provided are to remain identical to those contained. In the first year of the contact except for those sections being amended below. The provider qualification requirements and payments sections of this contract are hereby revised to concur with Waiver 0315, Nursing Home Diversion and clarify the process for adjudicating payments and determining the capitation rates, respectively.

1. Section II. A., of the Standard Contract, is hereby amended to read as follows:

         To pay for contracted services according to the conditions of this contract in an amount not to exceed $31,081. 255,00 subject to the availability of funds.

2. Section III.A.2., of the Standard Contract, is hereby amended to read as follows:

         This contract shall end on December 31, 2003.

3. Attachment I, Section 4.6; the following referenced paragraphs replace the original paragraphs:

         A. ADULT COMPANION SERVICES: Providers must be employed by a licensed home health agency pursuant to Chapter 400, Part IV, Florida Statutes, or have a certificate of registration issued by the Agency for Health Care Administration pursuant to
                  Section 400.509, Florida Statutes, or be a Community Care for the Elderly (CCE) provider as defined in Section 430.203, Florida Statutes and registered in accordance with Section 400.509, Florida Statutes.

         D. CASE MANAGEMENT SERVICES: Providers must be a registered nurse, or have a bachelor's degree in social work, sociology, psychology, gerontology or a related field, and have experience in geriatric case management, and complete four hours of in-service training annually.

         E.       CHORE SERVICES: Providers must be a lead agency as defined in
                  Section 430.203(9), Florida Statutes; a home health agency licensed in accordance with Chapter 400, Part IV, Florida Statutes; a pest control agency licensed pursuant to
                  Section 482.071, Florida Statutes; a general contractor licensed to do home repair pursuant to Section 489.131, Florida statutes; or a person, employed by or under the direct supervision of the contractor, who the contractor has confirmed is qualified by training or experience to provide chore services and who has received the following training:

                  1. Safety and home accident prevention

               CONTRACT NO. 2002-2003-02, AMENDMENT 2, PAGE 1 OF 4
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                            CONTRACT NO. 2002-2003-02
                                  AMENDMENT #2

                  2. Enrollee record confidentiality

                  3. Project policies and procedures

                  4. Background and purpose of the program

                  5. Emergency procedures in the event of a crisis during the course of work

                  6. House and yard cleaning and sanitation

                  7. Simple repairs and the use of related tools and equipment

                  8. Aging process and first aid

         F. CONSUMABLE MEDICAL SUPPLY SERVICES: Providers must be pharmacies or drug stores permitted under Section 465.022, Florida Statutes; home medical equipment providers licensed pursuant to Chapter 400, Part X, Florida Statutes; or home health agencies licensed pursuant to Chapter 400, Part IV, Florida Statutes.

         I. FAMILY TRAINING SERVICES: Providers must be home health agencies licensed pursuant to Chapter 400, Part IV. Florida Statutes; lead agencies as defined in Section 430.203(9), Florida Statutes; or medical practitioners licensed under Chapters 464 or 491, Florida Statutes, providing training or counseling within the scope of their practice.

         J. FINANCIAL ASSESSMENT/RISK REDUCTION SERVICES: Providers must be home health agencies licensed pursuant to Chapter 400, Part IV, Florida Statutes: lead agencies as defined in Section 430.203(9): persons confirmed to be qualified to perform the service by experience and training, such as certified financial planners, bank employees, or individual bookkeepers; qualified persons employed by or working under the direct supervision of the contractor.

         K. HOME DELIVERED MEAL PROVIDERS: Providers must be lead agencies as defined in Section 430.203(9), Florida Statutes with a contract or referral agreement for the preparation of meals; employed by or under subcontract with the contractor, and meet the food service standards as defined in Chapters 500 and 509, Florida Statutes: Older Americans Act providers as defined in Chapters 58A-1, Florida Administrative Code (FAC).

         P. RESPITE CARE PROVIDERS: Providers must be employed by a licensed home health agency pursuant to Chapter 400, Part IV, Florida Statutes; have a certificate of registration issued by the Agency for Health Care Administration pursuant to Section 400.509, Florida Statutes; be lead agencies as defined in
                  Section 430.203(9), Florida Statutes; Adult Day Care Centers licensed pursuant to Chapter 400, Part V, Florida Statutes:
                  Assisted Living Facilities licensed pursuant to Chapter 400,
                  Part III, Florida Statutes; Nursing Facilities licensed pursuant to Chapter 400, Part II, Florida Statutes.

4.       Attachment 1, Section 10 is hereby amended to read as follows:

               CONTRACT NO. 2002-2003-02, AMENDMENT 2, PAGE 2 OF 4

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                            CONTRACT NO. 2002-2003-02
                                  AMENDMENT #2

10.1     PAYMENT TO CONTRACTOR

         The agency, through the Medicaid Fiscal agent, will make payment to the contractor on a monthly basis for the contractor's satisfactory performance of its duties and responsibilities as set forth in the project contract.

10.2     CAPITATION RATES

              A. The capitation rate paid to the contractor is indicated in Attachment IV. The agency and department, working in conjunction with a licensed actuary, shall review and, if necessary, recalculate the capitation rate. Legislatively mandated changes in Medicaid services will also be considered in reviewing the capitation rate. If as a result of the review, the capitation rate is recalculated, notice shall be provided to the contractor. The contractor shall have 30 days to comment on the proposed recalculated capitation rate.

              B. The contractor and the agency acknowledge that the capitation rate paid under this contract as specified in Attachment IV of this contract, is subject to approval by the federal government.

              C. The capitation rate to be paid will not exceed that amount which would have been paid, on an aggregate basis, by Medicaid under fee-for-service for the same services to a demographically similar population of recipients.

10.3     PAYMENT IN FULL

         Unless otherwise specified in this contract, the contractor must accept the capitation payment received each month as payment in full for all services provided to enrollees covered under this contract and the administrative costs incurred by the contractor in providing or arranging for such services.

10.4     CAPITATION PAYMENT ADJUSTMENTS

              A. Adjustments to funds previously paid and to be paid may be required. Funds previously paid will be adjusted when capitation payment(s) are determined to have been in error, or an error is made in enrolling an ineligible person. In such events, the contractor agrees to refund any overpayment and the agency agrees to pay any underpayment.

              B. The agency agrees to reflect changes in the Medicaid fee-for-service program. The rate of payment and total dollar amount may be adjusted with a properly executed amendment when Medicaid fee-for-service expenditure changes have been established through the appropriations process and subsequently identified in the agency's operating budget. Legislatively mandated changes will take effect on the dates specified in the legislation.

10.5     PAYMENT ERRORS

         Contractors are expected to carefully prepare all monthly payment are requests for submission. If after preparation and electronic submission, a contractor error is discovered either by the contractor or the agency, the contractor has ten (10) business days to correct the error and resubmit accurate reports and/or invoices. Failure to respond within the ten (10) business day period may result in a loss of any money due the contractor.

               CONTRACT NO. 2002-2003-02, AMENDMENT 2, PAGE 3 OF 4

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                            CONTRACT NO. 2002-2003-02
                                    AMENDMENT #2

This amendment shall be effective on July 1, 2003.

         All provisions in the contract and any attachments thereto in conflict with this amendment shall be and are hereby changed to conform to this amendment.

         All provisions not in conflict with this amendment are still in effect and are to be performed at the level specified in the contract.

         This amendment and its attachments are hereby made a part of the contract.

         IN WITNESS WHEREOF, the parties hereto have caused this (4)-page amendment to be executed by their officials thereunto duly authorized.

CONTRACTOR: AMERIGROUP FLORIDA, INC.           STATE OF FLORIDA
                                               DEPARTMENT OF ELDER AFFAIRS

SIGNED BY: /s/ Imtiaz Sattaur                  SIGNED BY: /s/ Terry F. White
           -----------------------------                  ----------------------

NAME:  Imtiaz Sattaur                          NAME: Terry F. White

TITLE: President & CEO                         TITLE: Secretary

DATE:  6/24/03                                 DATE:  6/25/03

CONTRACTOR FEDERAL ID NUMBER:
65-0318864

CONTRACTOR FISCAL YEAR ENDING DATE:
12/31/2003

                                               STATE OF FLORIDA
                                               AGENCY FOR HEALTH CARE
                                               ADMINISTRATION

                                               SIGNED BY: /s/ Rhonda M. Medows
                                                          ----------------------

                                               NAME :     Rhonda M. Medows, M D.

                                               TITLE:     Secretary

                                               DATE:      6/30/03

              CONTRACT NO. 2002-2003-02, AMENDMENT 2, PAGE 4 OF 4